EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000 relating to the financial statements of Phoenix Investment Partners, Ltd. (the
"Registrant"), which are included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999


/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP



Hartford, CT
April 17, 2000